                                                                    Exhibit 23.1

                 [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Westwood One, Inc. of our report dated March 17, 1999 relating to the financial statements and financial statement schedules appearing in Westwood One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Century City, California
August 19, 1999